EXHIBIT 3.1

                  CERTIFICATE OF INCORPORATION
                               OF
                          RESILCO, INC.


     FIRST:  The name of the Corporation is Resilco, Inc.
(hereinafter called the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

     FIFTH:  The name and mailing address of the Sole
Incorporator is as follows:

          Name                       Mailing Address
          ----                       ---------------
          Catherine Davis            P.O. Box 636
                                     Wilmington, Delaware 19899

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-
Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of March, 1986.



                                        /s/Catherine Davis
                                        ------------------
                                        Catherine Davis
                                        Sole Incorporator

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION


     RESILCO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation")

DOES HEREBY CERTIFY:

     FIRST: That the Amendment to the Certificate of Incorporation of the Corporation to be effected hereby is as follows:

          Article FIRST of the Certificate of Incorporation of the Corporation is deleted and the following Article is inserted in its place:

          "FIRST:  The name of the Corporation is
     CONGOLEUM CORPORATION (hereinafter the "Corporation").

     SECOND: That the Board of Director of RESILCO, INC., by the unanimous written consent of its members in accordance with the provisions of section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth said amendment, declaring its advisability, and directing that it be submitted for consideration by the stockholders of the Corporation.

     THIRD: That thereafter said amendment was approved by written consent of the stockholders of the Corporation in accordance with the provisions of section 228 of the General
Corporation Law of the State of Delaware.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, RESILCO, INC. has caused this certificate to be signed by Terry L. Morton, its Vice President, and attested by J. Robert O'Brien, its Secretary, this 28th day of April, 1986.

                         RESILCO, INC.



                         By  /s/  Terry Morton
                           -------------------
                              Vice President


ATTEST:


/s/ J. Robert O'Brien
- ---------------------
Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                 CERTIFICATE OF INCORPORATION OF
                      CONGOLEUM CORPORATION


     Pursuant to Sections 228 and 242 of the Delaware General Corporation Law, Congoleum Corporation, formerly known as Resilco, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended as follows:

     1. The Certificate of Incorporation of the Corporation is hereby amended by adding the following Article TENTH:

               "TENTH: No director of the Corporation shall have any personal liability to the Corporation or to the Corporation's stockholders for monetary damages for any breach of his or her fiduciary duty as a director: provided, that the foregoing shall not eliminate or limit the liability of any such director (i) for any breach of such director's duty of loyalty to the Corporation or to the Corporation's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission which shall have occurred prior to the date as of which the Amendment to this Certificate providing for the addition of this Article TENTH to this Certificate shall have become effective."

     SECOND: That the board of directors of the Corporation duly adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation set forth above in Article FIRST, declaring said amendment to be advisable.

     THIRD: That, in lieu of a meeting and vote of stockholders, the requisite number of stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written consent has been filed with the Corporation.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, Congoleum Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Terry L. Morton, its Vice President, and Patrick P. Oliver, its Assistant Secretary, this 14th day of August, 1986.


                              By: /s/  Terry L. Morton
                                 ---------------------

ATTEST:


By  /s/  Patrick P. Oliver
  ------------------------

                      CERTIFICATE OF MERGER
                               OF
               RESILIENT ACQUISITION INCORPORATED
                              INTO
                      CONGOLEUM CORPORATION

            ----------------------------------------
             Pursuant to Section 251 of the General
            Corporation Law of the State of Delaware
            ----------------------------------------

Congoleum Corporation, a Delaware corporation, hereby certifies as follows:

     FIRST: The names of the constituent corporations are Resilient Acquisition Incorporated and Congoleum Corporation.
Each constituent corporation is incorporated under the laws of the State of Delaware.

     SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 251(c) of the General Corporation Law of the State of
Delaware.

     THIRD:  The name of the surviving corporation is "Congoleum
Corporation" (the "Surviving Corporation").

     FOURTH: The Certificate of Incorporation of Congoleum Corporation shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that such Certificate of Incorporation shall be amended in its entirety to read as set forth in Exhibit A attached hereto.

     FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 195 Belgrove Drive, Kearny, New Jersey 07032, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     IN WITNESS WHEREOF, Congoleum Corporation has caused this Certificate of Merger to be executed in its corporate name by Terry L. Morton, its Vice President, and attested to by Patrick
P. Oliver, its Assistant Secretary, on this 18th day of August,
1986.

                              CONGOLEUM CORPORATION

                              By /s/  Terry L. Morton
                                 --------------------
                                   Terry L. Morton
                                   Vice President

ATTEST:

By /s/  Patrick P. Oliver
   ----------------------
   Patrick P. Oliver
   Assistant Secretary

                                                        EXHIBIT A
                  CERTIFICATE OF INCORPORATION
                               OF
                      CONGOLEUM CORPORATION

     FIRST:  The name of the corporation is CONGOLEUM CORPORATION
(hereinafter called the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 229 South State Street, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is United States Corporation Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand
(1,000) shares, consisting entirely of Common Stock, of the par value of One Dollar ($1.00) per share.

     FIFTH: The election of directors need not be by written ballot unless the by-laws so provide.

     SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter described by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                      CONGOLEUM CORPORATION

            -----------------------------------------
            Adopted in accordance with the provisions
            of Section 242 of the General Corporation
                  Law of the State of Delaware
            -----------------------------------------

     WE, James F. Higgins, Senior Vice President and Nancy J.
Esh, Assistant Secretary, of CONGOLEUM CORPORATION, a Corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the name of the Corporation (hereinafter called the "Corporation") is CONGOLEUM CORPORATION.

     SECOND: That the Certificate of Incorporation of the Corporation has been amended as follows:

     By inserting a new Article EIGHTH to read as follows:

     EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit and by changing the Article thereof number "EIGHTH" to read as Article "NINTH".

     THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 28th day of January, 1988.

                              CONGOLEUM CORPORATION



                              By: /s/  James F. Higgins
                                 -------------------------------
                                   James F. Higgins, Senior
                                   Vice President


ATTEST:


By: /s/  Nancy J. Esh
   -------------------------
   Nancy J. Esh, Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                      CONGOLEUM CORPORATION

     Pursuant to Section 242 of the General Corporation Law
                    of the State of Delaware
     ------------------------------------------------------

     CONGOLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

     FIRST:  The name of the Corporation is Congoleum
Corporation.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and substituting therefor the following:

               "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-One Thousand (21,000) shares, consisting of two classes of capital stock:

               (i) Eleven Thousand (11,000) shares of common stock, par value One Dollar ($1.00) per share; and

               (ii) Ten Thousand (10,000) shares of preferred stock, par value One Dollar ($1.00) per share, which shares shall have such voting rights, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions as may be determined and set forth in a resolution or resolutions adopted from time to time by the Board of Directors of the Corporation, which resolution or resolutions shall be executed, acknowledged, filed and recorded and shall become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware."

     THIRD: That the amendment to the Certificate set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the adoption by unanimous written consent of all the members of the Board of Directors of the Corporation of a resolution approving such amendment and by the approval of such amendment by written consent of the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Edwin R. Cowherd, its Executive Vice President, and by Howard N. Feist, its Secretary, on behalf of the Corporation as of April 16, 1991.

                              CONGOLEUM CORPORATION


                              By: /s/ Edwin R. Cowherd
                                  -------------------------
                                   Edwin R. Cowherd
                                   Executive Vice President


ATTEST:



/s/  Howard N. Feist
- --------------------
Howard N. Feist
Secretary


(Corporate Seal)

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                      CONGOLEUM CORPORATION

     Pursuant to Section 242 of the General Corporation Law
                    of the State of Delaware
     ------------------------------------------------------

     CONGOLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

     FIRST:  The name of the Corporation is "Congoleum
Corporation."

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and substituting therefor the following:

               "FOURTH: The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 9,729.853 shares of common stock, par value $1.00 per share (the "Common Stock"), of which 3,400 shares shall be Class A Common Stock, 5,100 shares shall be Class B Common Stock and 1,229.853 shares shall be Class C Common Stock.

          Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects, except as otherwise provided herein. Each matter submitted to holders of Common Stock for approval shall require the following vote (the "Class Vote"): the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock and the affirmative vote of holders of a majority of the outstanding shares of

          Class B Common Stock, each voting as a class, and the affirmative vote of the holders of a majority of all of the outstanding Common Stock. Notwithstanding the foregoing, the Board of Directors of the Corporation shall consist of not less than six nor more than eight directors, three of whom shall be elected by the affirmative vote of the holders of a majority of the outstanding Class A Common Stock, three of whom shall be elected by the affirmative vote of the holders of a majority of the outstanding Class B Common Stock and up to two of whom shall be elected by the holders of the outstanding Common Stock by the Class Vote. Neither this Certificate of Incorporation nor the By-Laws of the Corporation may be amended without the approval of the holders of the outstanding Common Stock by the Class Vote.

          The requirements set forth above that (i) matters submitted to holders of Common Stock for approval shall require the approval of such holders by the Class Vote and (ii) three directors of the Corporation shall be elected by the affirmative vote of the holders of a majority of the outstanding Class A Common Stock, three directors shall be elected by the affirmative vote of the holders of a majority of the outstanding Class B Common Stock, and up to two directors shall be elected by the affirmative vote of the holders of the outstanding Common Stock by the Class Vote shall terminate and be of no further force and effect from and after the date that (x) American Biltrite, Inc., A Delaware corporation ("Biltrite"), ceases to own a majority of the outstanding shares of Class A Common Stock of Congoleum Holdings Incorporated, a Delaware corporation ("Congoleum Holdings"), or (y) there is a Change in Control of Biltrite. From and after the effective date of the termination of the voting provisions specified in the preceding sentence upon the happening of one of the events specified therein, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote as a single class on all matters submitted to the holders of Common Stock for approval and such vote shall be deemed to be the class vote for all purposes of this Certificate of Incorporation. As used in this paragraph, "Change in Control" shall mean that: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act'), other than (i) Natalie S. Marcus, (ii) members of her immediate family (defined as children, grandchildren, siblings, nieces, nephews, grandnieces and grandnephews), (iii) trusts for the benefit of one or more of the foregoing individuals or (iv) a corporation owned, directly or indirectly, by the stockholders of Biltrite in substantially the same proportions as their ownership of stock of Biltrite, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of representing thirty percent (30%) or more of the combined voting power of Biltrite's then outstanding securities; or (b) thirty percent (30%) or more of the directors elected by Biltrite's stockholders to the Board of Directors of Biltrite are persons who were not nominated in the most recent proxy statement of Biltrite; or (c) there has been a merger, consolidation or equivalent combination involving Biltrite after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by persons other than former stockholders of Biltrite; or (d) there has been a sale or other disposition of all or substantially all of the assets of Biltrite.

          Fractional shares of any and all classes of capital stock of the Corporation may be issued. Each such fractional share shall have and carry with it proportionate rights with respect to voting, dividends, redemption payments, liquidation distributions, other distributions and all other matters, and shall be valued proportionately for all purposes of this Article Fourth, in each case based upon the portion of a full share which such fractional share represents."

     THIRD: That the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the adoption by unanimous written consent of all the members of the Board of Directors of the Corporation of a resolution approving such amendment and by the approval of such amendment by written consent of the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by its duly authorized officers on behalf of the Corporation as of February 26, 1993.

                                   CONGOLEUM CORPORATION



                                   By: /s/ Howard N. Feist
                                       -------------------
                                        Howard N. Feist
                                        Vice President-Finance


ATTEST


/s/  Stephen W. Schwarz
- -----------------------
Stephen W. Schwarz
Assistant Secretary


(Corporate Seal)

                      CERTIFICATE OF MERGER
                               OF
                 CONGOLEUM HOLDINGS INCORPORATED
                    (a Delaware corporation)
                               and
                RESILIENT HOLDINGS INCORPORATED,
                    (a Delaware corporation)
                              with
                      CONGOLEUM CORPORATION
                    (a Delaware corporation)
                --------------------------------

     Congoleum Holdings Incorporated, a Delaware corporation ("Holdings"), Resilient Holdings Incorporated, a Delaware corporation ("Resilient"), and Congoleum Corporation, a Delaware corporation ("Congoleum", and together with Holdings and Resilient, the "Constituent Corporation"), desiring that Holdings and Resilient merge with and into Congoleum, with Congoleum being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), do hereby certify as follows:

     FIRST: Each of Holdings, Resilient and Congoleum is a corporation duly organized, validly existing and in good standing pursuant to the DGCL.

     SECOND: An agreement of merger (the "Merger Agreement") providing for the merger of Holdings and Resilient into Congoleum, as the Surviving Corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent Corporations in accordance with Section 251 of the DGCL.

     THIRD:  The name of the Surviving Corporation is Congoleum
Corporation.

     FOURTH:  Upon the effectiveness of the merger:

(i) Article FOURTH of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in full as follows:

               FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000 shares which shall be divided into classes as follows:

          (i) 20,000,000 shares of Class A common stock, par value $0.01 per share (the "Class A Common
               Stock");

          (ii) 10,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock");
               and

          (iii)1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), which shares shall have such voting rights, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions as may be determined and set forth in a resolution or resolutions adopted from time to time by the Board of Directors of the Corporation which resolution or resolutions shall be executed, acknowledged, filed and recorded and shall become effective in accordance with Section 103 of the Delaware General Corporation Law.

          (b) The rights, qualifications, limitations and restrictions of the shares of Class A Common Stock shall be as follows:

               1. Voting Rights. Except as otherwise set forth herein or as otherwise required by the Delaware General Corporation Law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as otherwise set forth herein or as otherwise required by the Delaware General Corporation Law, the shares of Class A Common Stock shall vote together with the shares of Class B Common Stock as a single class.
          Notwithstanding the foregoing, the holders of shares of Class A Common Stock shall be entitled to vote as a separate class with respect to any amendment to the Certificate of Incorporation of the Corporation which would increase the authorized number of shares of or affect the voting, dividend or liquidation rights of the Class B Common Stock or amend any of the provisions of ARTICLE TENTH of the Certificate of Incorporation and any such amendment shall, in addition to any vote required by the Delaware General Corporation Law, require the affirmative vote of the holders of a majority of issued and outstanding shares of Class A Common Stock for its adoption.

               2. Dividends. The holders of Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds at the time legally available therefor, dividends in cash or in property. Any dividend or distribution on shares of Class A Common Stock shall only be declared or paid in such a manner so that such dividend or distribution shall be payable on shares of Class A Common Stock and Class B Common Stock equally on a per share basis; provided, that in the case of dividends payable in shares (or fractions thereof) of Class A Common Stock or shares (or fractions thereof) of preferred stock having equivalent rights, qualifications, limitations, and restrictions to shares of Class A Common Stock (a "Common Stock Equivalent"), or options, warrants or rights to acquire shares (or fractions thereof) of Class A Common Stock or a Common Stock Equivalent or securities convertible into or exchangeable for shares (or fractions thereof) of Class A Common Stock or a Common Stock Equivalent, the shares (or fractions thereof), options, warrants, rights or securities so payable shall be payable to the holders of the Class A Common Stock and the Class B Common Stock solely in shares (or fractions thereof) or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Class A Common Stock or a Common Stock Equivalent thereof.

               3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debt and other liabilities of the Corporation, and subject to the preferences of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally on a per share basis in the remaining net assets of the Corporation. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this subsection.

               4.   Conversion.  The shares of Class A Common
          Stock shall not be convertible into any other securities of the Corporation.

               5.   Status of Acquired Shares.  Shares of Class A
          Common Stock redeemed or otherwise acquired by the

          Corporation shall, if retired, be restored to the status of authorized but unissued Class A Common Stock and may be reissued thereafter.

          (c) The rights, qualifications, limitations and restrictions of the shares of Class B Common Stock shall be as follows:

               1. Voting Rights. Except as otherwise set forth herein or as otherwise required by the Delaware General Corporation Law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Class B Common Stock shall be entitled to two votes for each share of such stock held by such holder. Notwithstanding the foregoing, each holder of Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder in connection with the approval of
          (i) any merger or consolidation involving the Corporation immediately after which forty-nine (49%) or more of the voting stock of the surviving or resulting corporation will be held by persons other than persons who were stockholders of the Corporation immediately prior to the consummation thereof, (ii) any sale or other disposition of all or substantially all of the assets of the corporation, (iii) any dissolution of the corporation or (iv) any proposed "Rule 13e-3 transaction" (as such term is defined in Rule 13e-3 promulgated by the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) involving the Corporation and American Biltrite, Inc. ("American Biltrite"), any "affiliate" of American Biltrite (defined as any individual or entity who or that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with American Biltrite) or any group of which American Biltrite or any affiliate of American Biltrite is a member. For purposes of the foregoing definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Except as otherwise set forth herein or as otherwise required by the Delaware General Corporation Law, the shares of Class B Common Stock shall vote together with the shares of Class A Common Stock as a single class. Notwithstanding the foregoing, the holders of shares of Class B Common Stock shall be entitled to vote as a separate class with respect to the conversion of all of the outstanding shares of Class B Common Stock into an equal number of shares of Class A Common Stock pursuant to subsection 4(a) below, and any such conversion shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Class B Common Stock for its adoption.

               2. Dividends. The holders of Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds at the time legally available therefor, dividends in cash or in property. Any dividend or distribution on shares of Class B Common Stock shall only be declared or paid in such a manner so that such dividend or distribution shall be payable on shares of Class A Common Stock and Class B Common Stock equally on a per share basis; provided, that in the case of dividends payable in shares (or fractions thereof) of Class A Common Stock or a Common Stock Equivalent, or options, warrants or rights to acquire shares (or fractions thereof) of Class A Common Stock or a Common Stock Equivalent or securities convertible into or exchangeable for shares (or fractions thereof) of Class A Common Stock or a Common Stock Equivalent, the shares (or fractions thereof), options, warrants, rights or securities so payable shall be payable to the holders of the Class A Common Stock and the Class B Common Stock solely in shares (or fractions thereof) of or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Class A Common Stock or a Common Stock Equivalent thereof.

               3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provisions for payment of the debt and other liabilities of the Corporation, and subject to the preferences of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally on a per share basis in the remaining net assets of the Corporation. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this subsection.

               4.   Conversion.  (a)  Each share of Class B
          Common Stock may be converted into one share of Class A Common Stock at any time at the option of the holder thereof and shall be converted automatically into one share of Class A Common Stock without any further action by the Corporation or any holder of Class B Common Stock and whether or not the certificate(s) representing such shares of Class B Common Stock are surrendered to the Corporation, upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. Upon the adoption of such a resolution, all shares of Class B Common Stock shall be deemed to have ceased to be outstanding, and the certificate(s) evidencing such shares shall be deemed to evidence shares of Class A Common Stock as provided above, each of which shares of Class A Common Stock shall be duly authorized, validly issued, fully paid and nonassessable. On or after the date of the adoption of such a resolution, the holder of any certificate(s) formerly representing shares of Class B Common Stock which have been converted into shares of Class A Common, as provide above, may surrender the certificate(s) representing the shares so converted at the principal offices of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of certificates which formerly represented the Class B Common Stock) at any time during its usual business hours, together with written notice by such holder stating that such holder desires to receive a new certificate or certificates evidencing the shares of Class A Common Stock into which such shares of Class B Common Stock were so converted. Such notice shall also state the name or names (with addresses) and denominations in which such certificate or certificates are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing such shares of Class A Common Stock.

          (b) In addition, the affected shares of Class B Common Stock shall be converted automatically into an equal number of shares of Class A Common Stock without any further action by the Corporation or any holder of Class B Common Stock and whether or not the certificate(s) representing such shares of Class B Common Stock are surrendered to the Corporation (i) upon the sale or other transfer of such shares to a person or entity other than an Affiliate (as hereinafter defined) of the transferer (a pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced) or (ii) in the case of the shares of Class B Common Stock held by American Biltrite, upon the occurrence of a Change in Control (as hereinafter defined). As used herein, an "Affiliate" shall mean, with reference to a specified person, a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the person specified. For purposes of the foregoing definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. As used herein, a "Change in Control" shall occur if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) Natalie S. Marcus, (ii) members of her immediate family (defined as children, siblings, nieces, nephews and their issue), (iii) trusts for the benefit of one or more of the foregoing individuals or
          (iv) a corporation owned, directly or indirectly, by the stockholders of American Biltrite in substantially the same proportions as their ownership of stock of American Biltrite, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of American Biltrite's then outstanding securities; or (b) thirty percent (30%) or more of the directors elected by American Biltrite's stockholders to the Board of Directors of American Biltrite are persons who were not nominated in the most recent proxy statement of American Biltrite; or (c) there has been a merger, consolidation or equivalent combination involving American Biltrite after which forty-nine (49%) or more of the voting stock of the surviving corporation is held by persons other than persons who were stockholders of American Biltrite immediately prior to the consummation thereof; or (d) there has been a sale or other disposition of all or substantially all of the assets of American Biltrite.

               5. Status of Acquired Shares. Shares of Class B Common Stock converted into shares of Class A Common Stock, redeemed or otherwise acquired by the Corporation shall be retired and canceled and shall not be restored to the status of authorized but unissued Class B Common Stock or be reissued thereafter. Promptly after the retirement of any shares of Class B Common Stock, the Corporation shall file a Certificate pursuant to Section 343 of the Delaware General Corporation Law reducing the number of authorized shares of Class B Common Stock accordingly,

     (ii) a new ARTICLE TENTH shall be added to the Certificate of Incorporation of the Surviving Corporation to read in full as follows:

               TENTH:  (a)  The Board of Directors of the
          Corporation shall consist of not less than seven nor more than 11 members, of which at least two directors must be persons who are Non-Affiliates. For purposes of this ARTICLE TENTH, a "Non-Affiliate" shall be any person who (i) is eligible to serve on an audit committee of the Board of Directors of the Corporation if it were established in accordance with the policies of the New York Stock Exchange, (ii) is not an officer or employee of the Corporation, (iii) is not an officer, director, employee or beneficial owner of 1% or more of any class of the outstanding equity securities of either of American Biltrite or Hillside Industries Incorporated ("Hillside") or any of their subsidiaries (other than the Corporation) and (iv) is not a former officer, director or employee of the Corporation, American Biltrite or Hillside or any of their subsidiaries.

          (b) The exact number of directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time by the affirmative vote of the majority of directors then in office.

          (c) Any amendment to this ARTICLE TENTH, in order to be effective, shall require, in additional to any vote required by the Delaware General Corporation Law, the affirmative vote of a majority of the Class A Common Stock of the Corporation then outstanding, voting as a separate class.

     FIFTH: Pursuant to the Merger Agreement, effective as of the date and time of the merger, (i) each share of Class A common stock, par value $.01 per share, of Holdings issued and outstanding immediately prior to the Merger shall be converted into 10,989.0125 shares of Class B Common Stock of the Surviving

Corporation, (ii) each share of Class B Common Stock, par value $.01 per share, of Holdings issued and outstanding immediately prior to the Merger shall be converted into 10,989.0098 shares of Class B Common Stock of the Surviving Corporation (rounded to the nearest whole share), (iii) each share of capital stock of Holdings held in its treasury immediately prior to the Merger shall be canceled and (iv) each share of capital stock of Resilient and Congoleum issued and outstanding immediately prior to the merger shall be canceled.

     SIXTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, located at Congoleum Corporation, 3705 Quakerbridge Road, P.O. Box 3127, Mercerville, New Jersey 08619-0127, and a copy of such Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent corporation.

     SEVENTH: The merger contemplated hereby shall not be effected on the date of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, but shall instead become effective at 9:15 A.M., New York City time, on Wednesday, February 8, 1995.

     IN WITNESS WHEREOF, the undersigned have executed, acknowledged and filed this Certificate of Merger on behalf of Holdings, Resilient and Congoleum, this 6th day of February,
1995.


                              CONGOLEUM HOLDINGS INCORPORATED

                              By:  /s/ Roger S. Marcus
                                 ---------------------
                              Name:  Roger S. Marcus
                              Title: President


                              RESILIENT HOLDINGS INCORPORATED


                              By: /s/  Roger S. Marcus
                                 ---------------------
                              Name:  Roger S. Marcus
                              Title: President


                              CONGOLEUM CORPORATION


                              By: /s/  H. N. Feist
                                 -----------------
                              Name:  H. N. Feist
                              Title: Sr. Vice President -Finance

                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
                      CONGOLEUM CORPORATION

    --------------------------------------------------------
    Adopted in accordance with the provisions of Section 242
     of the General Corporation Law of the State of Delaware
    --------------------------------------------------------

     CONGOLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

     FIRST:  The name of the corporation is CONGOLEUM CORPORATION
(the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended to add a new Article ELEVENTH which shall read in full as follows:

          "ELEVENTH: The Board of Directors shall be divided into three classes, as nearly equal in number as possible, which shall be designated Class A, Class B and Class C. The class of each of the directors elected at the 1996 annual meeting of stockholders (the "1996 Meeting") shall be designated by the Board. The term of office of each member then designated as a Class A director shall expire at the annual meeting of stockholders next ensuing the 1996 Meeting, that of each member then designated as a Class B director at the annual meeting of stockholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of stockholders two year thereafter. At each annual meeting of stockholders held after the election and classification of the Board of Directors at the 1996 Meeting, directors elected to succeed those whose terms then expire shall be elected for a term of three years expiring at the third succeeding annual meeting thereafter and until their respective successors are elected and have qualified or until their earlier displacement from office by resignation, removal or otherwise. If the number of directors has changed, any increase or decrease in the number of directors shall be apportioned by the Board among the classes so that the number of directors in each class remain as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation other than common stock then outstanding, any vacancies in the Board of Directors that occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies that occur by reason of an increase in the number of directors, may be filled only by the Board of Directors of the Corporation, acting by the affirmative vote of a majority of the remaining directors then in office (even if less than quorum). A director elected to fill a vacancy shall hold office during the term to which his predecessor had been elected and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal. Directors need not be stockholders."

     THIRD: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware by the adoption by unanimous written consent of all of the members of the Board of Directors of the Corporation of a resolution approving such amendment followed by approval of such amendment at the annual meeting of the stockholders of the Corporation by the affirmative vote of the holders of a majority of the Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, of the Corporation, voting together as a single class.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation of the Corporation to be signed by Roger S. Marcus, its President, and attested by Howard N. Feist, its Secretary, on behalf of the Corporation this 6th day of May, 1996.


                                   CONGOLEUM CORPORATION


                                   By:  /s/ Roger S. Marcus
                                        -------------------
                                        Roger S. Marucs
                                        President


ATTEST:


/s/ Howard N. Feist
- -------------------
Howard N. Feist
Secretary